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                                                                   Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in the Reoffer Prospectus constituting part of this
Registration Statement on Form S-8 of our report dated January 23, 1996, except as to Note 12 which is as of June 17, 1996, relating to the financial statements of Shiva Corporation, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 30, 1995 listed under Item 8 of this Registration
Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Reoffer Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."



/s/ PRICE WATERHOUSE LLP


Boston, Massachusetts
September 26, 1996